Nikola Corporation Reports Third Quarter 2021 Results

•Up to 25 Tre BEV trucks are expected to be delivered to dealers and customers by the end of 2021 and
Tre FCEV is on schedule, and testing has begun
•Continued progress building out the sales and service network with dealers in 28 states consisting of over 130 locations
•Ulm, Germany joint venture manufacturing facility inaugurated in September
•$125 million reserved to fund potential settlement with the SEC

PHOENIX – November 4, 2021 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation solutions, today reported financial results for the quarter ended September 30, 2021.

"During the third quarter, we continued to execute on our business plan,” said Mark Russell, Nikola's Chief Executive Officer. “Validation of the Nikola Tre BEV is progressing, with trucks now being test-driven and tested on public roads. We also formally inaugurated our joint venture manufacturing facility in Ulm, Germany, and entered into additional strategic partnerships to advance our hydrogen refueling ecosystem with TC Energy and OPAL Fuels.”

Russell added, “with prospects of an SEC settlement, we’re looking forward to resolving the outstanding issues relating to our founder and bringing that chapter to a close and maintaining our focus on delivering trucks to our customers, and building the energy, service, and support infrastructure our customers need.”

Nikola Tre BEV Validation and Pre-Series Progress

During the quarter, progress continued validating the Nikola Tre BEV in preparation for public road release in December 2021. As of today, we have completed eight (8) gamma trucks. We have begun building pre-series trucks in Coolidge, Arizona and continue to work steadfastly towards our commitment to deliver up to 25 trucks to dealers and customers by December 2021. The trucks will haul customer loads, gain real-world mileage accumulation, and in turn we expect to secure additional orders for 2022 volume and beyond.

Nikola Tre BEV on public roads in Los Angeles, CA	Nikola Tre BEV on public roads in Los Angeles, CA

Nikola Tre FCEV Alpha Update

As of today, we have built seven (7) Nikola Tre FCEV alphas, comprised of two (2) in Ulm and five (5) in Coolidge. Track testing has begun in both Ulm, Germany, and Phoenix, Arizona, and we continue to progress toward road release by the end of 2021. Footage of the Nikola Tre FCEV on the test track can be seen here.

Nikola Tre FCEV alpha in Ulm, Germany	Nikola Tre FCEV alpha on the test track in Ulm, Germany

Progress Made at Nikola's Coolidge, Arizona Manufacturing Facility

We have begun our Nikola Tre BEV pre-series builds in Coolidge. Trucks are on the assembly line and in process. As we are building our pre-series trucks, we are concurrently expanding the Phase 1 assembly expansion area to enable our total production capacity in 2022 of 2,400 trucks per year on two (2) shifts.

We anticipate the expanded Phase 1 will be completed in January 2022, and the construction of Phase 2 will begin immediately after that. Phase 2 is expected to be completed in early 2023, at which time our assembly hall will be fully built out with an installed process capacity of 20,000 units per year. The facility will be capable of building the Nikola Tre BEV and FCEV trucks on the same line, and also assembling the Bosch fuel-cell modules.

Aerial shot of completed Phase 0.5 and progress made on Phase 1 assembly expansion area progress as of October 30
= Phase 1 Assembly Expansion Area

Completion of our Joint Venture Manufacturing Facility on IVECO's Industrial Complex in Ulm, Germany

On September 15, 2021, Nikola and IVECO officially inaugurated the Ulm Joint Venture Manufacturing Facility. We are currently building 10 pre-series Nikola Tre BEVs in Ulm, Germany.

Ulm, Germany Facility Inauguration Ceremony	Ulm, Germany Facility Inauguration Ceremony

Signed MoU with the Hamburg Port Authority for up to 25 Nikola Tre BEVs

On September 15, 2021, Nikola and IVECO signed an MoU with the Hamburg Port Authority during the inauguration of the Ulm, Germany joint venture manufacturing facility. The agreement states our joint intent to partner in two phases encompassing up to 25 Nikola Tre BEVs for delivery to the Port throughout 2022.

Expansion of Sales and Service Network

On August 10, 2021, and September 1, 2021, we announced the continued expansion of our sales and service network with the additions of Alta Equipment Group and Quinn Company. Alta Equipment will provide coverage in the Northeast, including New York, New Jersey, Eastern Pennsylvania, and select areas in the New England region. Quinn Company will provide sales and service coverage throughout Central and Southern California.

Signed MoU with OPAL Fuels to Co-Develop and Construct Hydrogen Refueling Stations and Infrastructure

On September 30, 2021, we entered into an MoU with OPAL Fuels, LLC (OPAL) to collaborate on the development, construction, and operation of hydrogen refueling stations in North America and the use of renewable natural gas (RNG) in hydrogen production. The initial focus of our collaboration will be on “behind the fence” solutions. Under the MoU, Nikola and OPAL intend to co-develop and co-market hydrogen refueling infrastructure to accelerate the adoption of FCEVs in North America.

Executed Second $300 Million Purchase Agreement with Tumim Stone Capital LLC

On September 27, 2021, we announced we entered into a second $300 million common stock purchase agreement with Tumim Stone Capital LLC (Tumim), bringing the total amount to $600 million. This financing agreement allows Nikola the right to sell shares to Tumim at our sole discretion and provides us with additional liquidity to execute our business plan. With the execution of this second purchase agreement, Nikola had approximately $1.1 billion of liquidity at the end of Q3 2021 ($587.0 million of cash on the balance sheet and $527.1 million available on the equity line).

Recent Developments

SEC Investigation Update

Nikola and the Staff of the Division of Enforcement at the SEC have been engaged in discussions regarding a resolution of the SEC’s investigation. The company expects that, if approved, the resolution would include a $125 million civil penalty paid in installments over time. Final resolution of this matter is subject to documentation satisfactory to all the parties, and completion of any settlement is contingent on a vote of the Commissioners of the SEC.

In addition, the Company intends to seek reimbursement from its founder, Trevor Milton, for costs and damages in connection with the government and regulatory investigations.

Signed Joint Development Agreement with TC Energy for Co-Development of Large-Scale Production Hubs

On October 7, 2021, we entered into an agreement with TC Energy to co-develop large scale clean hydrogen production hubs. Under this agreement, TC Energy and Nikola are actively collaborating to identify and develop projects to establish the infrastructure required to deliver low-cost and low-carbon hydrogen at scale in line with each company’s core objectives. A key objective of the collaboration is to establish hubs producing 150 tonnes or more of hydrogen per day near highly traveled truck corridors to fuel Nikola’s class 8 trucks.

Signed LOI for 100 FCEV Trucks with PGT

On October 14, 2021, we announced collaboration with PGT Trucking, Inc., including an LOI for Nikola to lease 100 Nikola Tre FCEVs to PGT following the satisfactory completion of a Nikola FCEV demonstration program. The lease would include the Nikola Tre FCEV, scheduled maintenance, and hydrogen fuel. Deliveries of the Tre FCEV to PGT are anticipated to begin in 2023, following when FCEV production begins in Coolidge, Arizona.

Entered into Long Term Battery Supply Agreement with LG Energy Solution

On October 20, 2021, we entered into a long-term supply agreement with LG Energy Solution, LTD. This supply agreement will provide additional battery cells for our trucks beginning in 2022 through 2029.

Tri-Eagle Sales to be Launch Customer for Ring Power and Nikola

On October 27, 2021, Tri-Eagle Sales reached an agreement to lease 10 Nikola Tre BEV trucks from Nikola sales and service dealer network member. Ring Power will provide the sales, repairs, maintenance, and energy infrastructure required to operate the Nikola Tre BEV trucks throughout the lease term.

Third Quarter Financial Highlights

(In thousands, except share and per share data)	Q3 2021	Q3 2020	Q3 2021 YTD	Q3 2020 YTD
Loss from operations	$(271,825)	$(117,278)	$(530,813)	$(235,898)
Net loss	$(267,567)	$(79,704)	$(531,022)	$(228,632)
Adjusted EBITDA (1)	$(85,020)	$(58,751)	$(212,359)	$(134,814)
Net loss per share, basic	$(0.67)	$(0.21)	$(1.34)	$(0.76)
Net loss per share, diluted	$(0.68)	$(0.31)	$(1.35)	$(0.79)
Non-GAAP net loss per share, basic(1)	$(0.22)	$(0.16)	$(0.56)	$(0.44)
Non-GAAP net loss per share, diluted(1)	$(0.22)	$(0.16)	$(0.56)	$(0.44)
Weighted-average shares outstanding, basic	400,219,585	377,660,477	395,691,795	318,315,891
Weighted-average shares outstanding, diluted	400,230,669	378,286,678	395,860,876	318,976,447
(1) A reconciliation of the non-GAAP versus GAAP information is provided below in the financial statement tables in this press release.

Business Outlook

Nikola looks forward to achieving the following milestones in the fourth quarter of 2021:
•Deliver pre-series Nikola Tre BEVs for use on public roads hauling customer freight;
•Announce additional fleet testing dealers/customers;
•Purchase land for our first centralized hydrogen production hub facility and/or commercial on-site gaseous generation station; and
•Announce additional hydrogen infrastructure/ecosystem partners

Webcast and Conference Call Information

Nikola will host a webcast to discuss its second-quarter results at 6:30 a.m. Pacific Time (9:30 a.m. Eastern Time) on November 4, 2021. To access the webcast, parties in the United States should follow this link: https://www.webcast-eqs.com/register/nikola20211104/en.

The live audio webcast, along with supplemental information, will be accessible on the Company's Investor Relations website at https://nikolamotor.com/investors/news?active=events. A recording of the webcast will also be available following the earnings call.

About Nikola Corporation

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to the Company's future performance; the prospects and potential terms of a resolution with the Securities and Exchange Commission (the "SEC") regarding the SEC’s investigation; expected timing of manufacturing facility buildout in Coolidge, Arizona and Ulm, Germany and production capacity at such facilities; timing of completion of validation testing, volume production, buildouts as well as other milestones; expectations regarding the trucks’ uses and impact; expectations regarding the Company’s sales and service network; the company’s expectations regarding use of the Tumim equity line of credit; and terms and potential benefits of the planned collaborations, including with TC Energy, OPAL, IVECO and LG. These forward-looking statements generally are identified by words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: design and manufacturing changes and delays, including global shortages in parts and materials; general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of legal, regulatory and judicial proceedings to which the Company is, or may become a party; demand for and customer acceptance of the Company’s trucks; risks associated with development and testing of fuel-cell power modules and hydrogen storage systems; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of and need for capital; and the factors, risks and uncertainties regarding the Company's business described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC, as amended, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company's actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

This press release references Adjusted EBITDA, non-GAAP net loss and non-GAAP net loss per share, basic and diluted, all of which are non-GAAP financial measures and are presented as supplemental measures of the Company's performance. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items the Company believes are not indicative of its core operating performance. Non-GAAP net loss is defined as net loss adjusted for stock-based compensation expense and certain other items the Company believes are not indicative of its core operating performance. Non-GAAP net loss per share basic and diluted is defined as non-GAAP net loss divided by weighted average basic and diluted shares outstanding. These non-GAAP measures are not substitutes for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Solar revenues	$—	$—	$—	$94
Cost of solar revenues	—	—	—	73
Gross profit	—	—	—	21
Operating expenses:
Research and development(1)	78,896	51,496	201,785	118,098
Selling, general, and administrative(1)	192,929	65,782	329,028	117,821
Total operating expenses	271,825	117,278	530,813	235,919
Loss from operations	(271,825)	(117,278)	(530,813)	(235,898)
Other income (expense):
Interest income (expense), net	(118)	171	(219)	255
Loss on forward contract liability	—	—	—	(1,324)
Revaluation of warrant liability	4,467	37,745	2,907	8,588
Other income (expense), net	1,057	(340)	174	(249)
Loss before income taxes and equity in net loss of affiliates	(266,419)	(79,702)	(527,951)	(228,628)
Income tax expense	1	2	4	4
Loss before equity in net loss of affiliates	(266,420)	(79,704)	(527,955)	(228,632)
Equity in net loss of affiliates	(1,147)	—	(3,067)	—
Net loss	(267,567)	(79,704)	(531,022)	(228,632)
Premium paid on repurchase of redeemable convertible preferred stock	—	—	—	(13,407)
Net loss attributable to common stockholders	$(267,567)	$(79,704)	$(531,022)	$(242,039)

Net loss per share attributable to common stockholders:
Basic	$(0.67)	$(0.21)	$(1.34)	$(0.76)
Diluted	$(0.68)	$(0.31)	$(1.35)	$(0.79)
Weighted average shares outstanding:
Basic	400,219,585	377,660,477	395,691,795	318,315,891
Diluted	400,230,669	378,286,678	395,860,876	318,976,447

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Research and development	$6,418	$4,612	$26,968	$7,850
Selling, general, and administrative	42,629	47,584	125,015	83,886
Total stock-based compensation expense	$49,047	$52,196	$151,983	$91,736

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$586,986	$840,913
Restricted cash and cash equivalents	—	4,365
Inventory	3,644	—
Prepaid in-kind services	6,041	46,271
Prepaid expenses and other current assets	13,329	5,368
Total current assets	610,000	896,917
Restricted cash and cash equivalents	—	4,000
Long-term deposits	25,078	17,687
Property, plant and equipment, net	200,655	71,401
Intangible assets, net	97,181	50,050
Investment in affiliates	62,370	8,420
Goodwill	5,238	5,238
Total assets	$1,000,522	$1,053,713
Liabilities and stockholders' equity
Current liabilities
Accounts payable	57,251	29,364
Accrued expenses and other current liabilities	170,884	17,739
Finance lease liabilities, current	24,963	1,070
Term note, current	—	4,100
Total current liabilities	253,098	52,273
Finance lease liabilities	428	13,956
Warrant liability	4,428	7,335
Other long-term liabilities	34,732	—
Deferred tax liabilities, net	10	8
Total liabilities	292,696	73,572
Commitments and contingencies (Note 12)
Stockholders' equity
Preferred stock	—	—
Common stock	40	39
Additional paid-in capital	1,799,101	1,540,037
Accumulated other comprehensive income (loss)	(119)	239
Accumulated deficit	(1,091,196)	(560,174)
Total stockholders' equity	707,826	980,141
Total liabilities and stockholders' equity	$1,000,522	$1,053,713

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net loss	$(531,022)	$(228,632)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,959	4,424
Stock-based compensation	151,983	91,736
Deferred income taxes	2	4
Non-cash in-kind services	40,230	28,642
Loss on forward contract liability	—	1,324
Equity in net loss of affiliates	3,067	—
Revaluation of warrant liability	(2,907)	(8,588)
Revaluation of derivative liability	(319)	—
Issuance of common stock for commitment shares	5,564	—
Loss on sale of equipment	1,008	—
Changes in operating assets and liabilities:
Inventory	(3,644)	—
Prepaid expenses and other current assets	(7,090)	271
Accounts payable, accrued expenses and other current liabilities	147,160	19,398
Long-term and customer deposits	(4,705)	6,823
Other long-term liabilities	(655)	—
Net cash used in operating activities	(195,369)	(84,598)
Cash flows from investing activities
Purchases and deposits of property, plant and equipment	(113,680)	(15,180)
Investments in affiliates	(25,000)	(15)
Proceeds from sale of equipment	200	—
Net cash used in investing activities	(138,480)	(15,195)
Cash flows from financing activities
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs paid	—	50,349
Business Combination and PIPE financing, net of issuance costs paid	—	616,726
Proceeds from the exercise of stock options	4,194	2,204
Proceeds from the exercise of stock warrants, net of issuance costs paid	—	263,064
Proceeds from issuance of common stock under Stock Purchase Agreement	72,866	—
Proceeds from landlord of finance lease	—	889
Payments on finance lease liabilities	(759)	(789)
Proceeds from note payable	—	4,134
Payment of note payable	(4,100)	(4,134)
Payments for issuance costs	(644)	—
Net cash provided by financing activities	71,557	932,443
Net increase (decrease) in cash and cash equivalents, including restricted cash	(262,292)	832,650
Cash and cash equivalents, including restricted cash, beginning of period	849,278	89,832
Cash and cash equivalents, including restricted cash, end of period	$586,986	$922,482

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except share and per share data)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Net loss	$(267,567)	$(79,704)	$(531,022)	$(228,632)
Interest (income) expense, net	118	(171)	219	(255)
Income tax expense	1	2	4	4
Depreciation and amortization	2,249	1,498	5,959	4,424
EBITDA	(265,199)	(78,375)	(524,840)	(224,459)
Stock-based compensation	49,047	52,196	151,983	91,736
Loss on forward contract liability	—	—	—	1,324
Revaluation of warrant liability	(4,467)	(37,745)	(2,907)	(8,588)
Revaluation of derivative liability	(319)	—	(319)	—
Equity in net loss of affiliates	1,147	—	3,067	—
Regulatory and legal matters (1)	9,771	5,173	35,657	5,173
Legal loss contingency(2)	125,000	—	125,000	—
Adjusted EBITDA	$(85,020)	$(58,751)	$(212,359)	$(134,814)
(1) Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the Hindenburg article from September 2020, and investigations and litigation related thereto.
(2) Reserved loss contingency from discussions with the SEC Staff of the Division of Enforcement regarding a potential resolution to the SEC investigation.

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, basic and diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands, except share and per share data)
Net loss attributable to common stockholders	$(267,567)	$(79,704)	$(531,022)	$(242,039)
Stock-based compensation	49,047	52,196	151,983	91,736
Premium paid on repurchase of redeemable convertible preferred stock	—	—	—	13,407
Revaluation of warrant liability	(4,467)	(37,745)	(2,907)	(8,588)
Revaluation of derivative liability	(319)	—	(319)	—
Regulatory and legal matters(1)	9,771	5,173	35,657	5,173
Legal loss contingency(2)	125,000	—	125,000	—
Non-GAAP net loss	$(88,535)	$(60,080)	$(221,608)	$(140,311)
Non-GAAP net loss per share:
Basic	$(0.22)	$(0.16)	$(0.56)	$(0.44)
Diluted	$(0.22)	$(0.16)	$(0.56)	$(0.44)
Weighted average shares outstanding:
Basic	400,219,585	377,660,477	395,691,795	318,315,891
Diluted	400,230,669	378,286,678	395,860,876	318,976,447
(1) Regulatory and legal matters include legal, advisory, and other professional service fees incurred in connection with the Hindenburg article from September 2020, and investigations and litigation related thereto.
(2) Reserved loss contingency from discussions with the SEC Staff of the Division of Enforcement regarding a potential resolution to the SEC investigation.

INVESTOR INQUIRIES:
investors@nikolamotor.com